UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2008

NVR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-956-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Due to the continued severe downturn in both the homebuilding industry and the overall economy, for the third consecutive year Dwight C. Schar, NVR, Inc.’s ("NVR") Executive Chairman, requested that the Board of Directors’ Compensation Committee ("Compensation Committee") reduce his annual salary and bonus opportunity to $0.

On November 6, 2008, NVR’s Compensation Committee agreed to amend Mr. Schar's employment agreement to reduce both his 2009 base salary and his 2009 incentive opportunity to $0. The other terms and conditions of the employment agreement remain in full force and effect.

The foregoing description of the amendment to Mr. Schar’s employment agreement is qualified in its entirety by the reference to the amendment to the agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Ex. Number - Description
Ex. 10.1 - Amendment No. 3 to Employment Agreement between NVR, Inc. and Dwight C. Schar dated November 6, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

November 10, 2008	By:	/s/ Robert W. Henley

Name: Robert W. Henley
Title: Vice President and Controller

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3 to Employment Agreement between NVR, Inc. and Dwight C. Schar dated November 6, 2008.